EXHIBIT 23



                         CONSENT OF INDEPENDENT AUDITORS

         We consent to the incorporation by reference in this Registration Statement on Form S-2 of Virginia Commerce Bancorp, Inc. of our report, dated February 21, 2002, relating to the consolidated balance sheets of Virginia Commerce Bancorp, Inc. as of December 31, 2001 and 2000, and the related consolidated statements of operations, changes in stockholders' equity and cash flows for the years ended December 31, 2001, 2000 and 1999.


/s/ Yount, Hyde & Barbour, PC


Winchester, Virginia
April 12, 2002